                                                                   EXHIBIT 10.16

         CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.
      PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY
          ["ECONOMIC TERMS OMITTED"]. MATERIAL OMITTED HAS BEEN FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   CO-LOCATION
                               SERVICE ORDER FORM


CUSTOMER INFORMATION

Customer Name: WorldPort Communications, Inc.
               ---------------------------------------------------------------
Customer Address: Street: 1825 Barrett Lakes Blvd       City: Kennesaw
                  -------------------------------------       ----------------
                  State:       GA                       Zip:    30144
                        -------------------------------     -------------------
         Phone: (770) 792-735  Fax: (770) 792-0676   E-Mail:wrdp.com
                 -------------------------------------------------------------
Billing Address:   Street: Same   City:             State:       Zip:
                          ------       ------------       ------     ---------
Customer Contact: Patricia Griggs
                 -------------------------------------------------------------
         Street:  Same       City:                    State:   Zip:
                ----------         -------------------      --     -----------
         Phone: (770) 792-5812   Fax: (770) 792-0676 E-Mail:pgriggs@wrdp.com
                ---------------------------------------------------------------

Your signature on this Service Order acknowledges that you understand and accept the terms and conditions set forth below, that you are duly authorized to execute this Service Order on Customer's behalf, and that Customer agrees to be bound by the provisions hereof (including terms contained in the Standard Terms and Conditions).

CUSTOMER ACCEPTANCE


-----------------------------
Authorized Customer Signature


--------------------------
Date


--------------------------
Typed or Printed Name


--------------------------
Title


LEVEL 3 ACCEPTANCE

----------------------------
Authorized Level 3 Signature

----------------------------

Date

-------------------------
Typed or Printed Name

--------------------------
Title

COLLOCATION TERMS AND CONDITIONS:

1. This Service Order is entered into pursuant to the terms of the Standard Terms and Conditions for Delivery of Products or Services ("Standard Terms and Conditions") issued by Level 3 Communications, LLC ("Level 3"), a current copy of which has been made available for Customer's review (either electronically or in hard copy). The Standard Terms and Conditions are hereby incorporated into the terms hereof.

2. Customer is hereby granted the right to occupy the space ("Space") identified in "Customer Order Forms." Each Customer Order Form, when submitted and accepted by Level 3, shall be incorporated into and become a part of this Service Order. Customer may submit multiple Customer Order Forms requesting use of different Space, each of which shall be governed by the terms of this Service Order (including the Standard Terms and Conditions). Customer Order Forms may be submitted in any fashion specified by Level 3 (including, but not limited to, electronic submission).

3. Customer shall be permitted to use the Space only for placement and maintenance of communications equipment which shall be interconnected to the network services offered by Level 3. Customer may use the Space to cross connect to the facilities of other communications carrier if and only if Level 3 cannot or will not provide such services to Customer on commercially reasonable terms.

4. During the term for use of the Space set forth in each Customer Order Form, Customer shall commit to use, order and pay for Level 3 network communications services (not including monthly recurring fees charges for the use of the Space with monthly recurring charges of at least ["ECONOMIC TERMS OMITTED"] for each cabinet (["ECONOMIC TERMS OMITTED"] for each half cabinet) of Space ordered by Customer. Customer shall achieve the minimum service level no later than six (6) months after submission and acceptance of each Customer Order Form. Level 3 may terminate use of the Space in the event Customer does not satisfy this minimum service commitment.

5. Level 3 shall perform such janitorial services environmental systems, maintenance, power plant maintenance and other actions as are reasonably required to maintain the facility in which the Space is located in good condition which is suitable for the placement of communications equipment. Customer shall maintain the Space in orderly and safe condition, and shall return the Space to Level 3 at the conclusion of the term set forth in the Customer Order Form in the same condition (reasonable war and tear expected) as when such Space was delivered to Customer.

[INFORMATION ON THIS PAGE SUBJECT TO CONFIDENTIAL TREATMENT REQUEST]

6. The term of use of the Space shall begin on the later to occur of the date requested by Customer or the date that Level completes the build-out of the space. Customer's use of the Space beyond the initial term shall be on a month-to-month basis, unless Customer and Level 3 have agreed in writing to a renewal of the right to use such Space.

7. Level 3 shall use reasonable efforts to complete the build-out and make the Space available to Customer on or before the date requested by Customer. In the event that Level 3 fails to complete the build-out within sixty (60) days of the date requested by Customer, then Customer may terminate its right to use such Space and receive a refund of any fees paid for the use or build-out of such Space.

8. Level 3 shall have the right to terminate customer's use of the Space in the event that (a) Level 3's right to use the facility within which the Space is located terminates or expires for any Reason; (b) Customer has violated the material terms hereof (including the Standard Terms and Conditions Or any Service Order submitted thereunder); (c) Customer makes any material alterations to the Space without first obtaining the written consent of Level 3' (d) Customer allows personnel or contractors to enter the Space who have not been approved by Level 3 in advance; or (e) Customer violates any posted or otherwise communicated rules relating to use of or access to the Space. Level 3 shall use reasonable efforts to notify Customer of any events that may result in termination of the use of the Space

9. Customer shall pay all monthly recurring fees, cross-connect fees, power charges and nonrecurring fees specified in each Customer Order Form.

10. Level 3 reserves the right at its own expense to change the location or configuration of the Space provided, however, that Level 3 shall not arbitrarily or discriminatorily require such changes. Level 3 and Customer shall work in good faith to minimize any disruption in Customer's service that may be caused by such changes in location or configuration of the Space.

11. Customer shall procure and maintain the following insurance coverage's during the term of its use of Space: (a) Comprehensive General Liability Insurance in an amount not less than one million dollars per occurrence for personal injury and property damage; (b) Employers' Liability Insurance in an amount not less than five hundred thousand dollars; (c) Workers' Compensation Insurance in an amount not less than the prescribed statutory limits. Level 3 shall be named as an additional insured on such policies. Customer shall furnish to Level 3 certificates of insurance respecting the foregoing coverages upon request of Level 3.

12. The liability of Level 3 for damages arising our of the furnishing of Services or Products, including but not limited to mistakes, omissions, interruptions, delays, tortuous conduct or errors, or other defects arising out of the failure to furnish Services or Products, whether caused by acts of commission or omission, shall be limited to the charges paid by customer for the use o the pace hereunder. The extension of such refunds shall e the sole remedy of Customer and the sole liability of Level 3. Level 3 shall in no event be liable for any indirect, l incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues). Customer may suffer, whether or not caused by the international acts or omissions or negligence of Level 3's employees or agents, and regardless of whether Level 3 have been informed of the possibility or likelihood of such damages.

                   ADDENDUM TO CO-LOCATION SERVICE ORDER FORM

         This Addendum to Co-Location Service Order Form (the "Addendum") modifies the Co-Location Service Order Form (the "Service Order") between WorldPort Communications, Inc. ("Customer") and Level 3 Communications, LLC ("Level 3") dated __November 13, ______, 1998 ("Effective Date"). Capitalized terms used but not defined herein shall have the meanings set forth in the Service Order. The terms and conditions contained in this Addendum modify the terms and conditions set forth in the Service Order in the following respects:

1. IDENTIFICATION OF SPACE. The "Space" shall consist of up to 3,000 square feet of floor space in Level 3's gateway facility in New York, NY.

2. TERM. Section 1 of the Service Order is hereby amended by adding the following:

         "The term of this Service Order shall commence on the Effective Date and end five (5) years from the date that Level 3 makes the Space available for use. The term for Customer's use of the Space shall commence on the date that Level 3 makes the Space available for user and shall end five (5) years thereafter. Thereafter, this Service Order (and Customer's use of Space) will continue on a month to month basis until either party gives the other party thirty (30) days prior written notice of its intent to terminate or until the parties finalize another agreement."

3. SECTION 3 OF SERVICE ORDER. Section 3 of the Service Order is hereby deleted and replaced with the following:

         "3. Customer shall be permitted to use the space only for placement and maintenance of communications equipment. Customer will procure access capacity (from Level 3 or from other carriers, as provided below) and place the required interconnection equipment within the Space. Customer will purchase access capacity to the Space from Level 3 if Level 3 offers such access capacity on terms better than or equal to terms offered by other carriers and Customer has no strategic or commercial reasons for purchasing access capacity from another carrier. Except as otherwise agreed by Level 3 in writing, charges for access circuits to and from locations within Level 3's "Standard Service Area" or "SSA" are as set forth in Exhibit A."

4. SECTION 4 OF SERVICE ORDER. Section 4 of the Service Order Form is hereby deleted and replaced with the following:

         "4. During the five year term for use of the Space, Customer shall commit to use, order and pay for Level 3 network communications services (not including monthly fees charged for use of the Space) with monthly recurring charges which shall at least equal the following amounts (collectively, the "Monthly Minimum Commitment"):

                  (a) between six (6) months after the commencement of Customer's use of Space and twelve (12) months after the commencement of Customer's use of Space, the Monthly Minimum Commitment shall be ["ECONOMIC TERMS OMITTED"]; and

                  (b) thereafter and for the balance of the five year term for use of the Space, the Monthly Minimum Commitment shall be ["ECONOMIC TERMS OMITTED"].

         Customer shall be liable for shortfall charges equal to the difference between the Monthly Minimum Commitment and Customer's actual invoiced amount for Level 3 network communications services in any month where the Monthly Minimum Commitment is not satisfied. In the event that Customer fails to pay the Monthly Minimum Commitment, plus any shortfall charges applicable, for any month during the term, Level 3 may terminate use of the Space."

5. SECTION 6 OF SERVICE ORDER. Section 6 of the Service Order shall be deleted in its entirety.

6. SECTION 7 OF SERVICE ORDER. Section 7 of the Service Order shall be deleted and replaced with the following:

                  "7. Level 3 shall make the Space available for User's installation of equipment on or before December 1, 1998. In the event that Level 3 fails to make the Space available to Customer or fails to provide other Services and Products within five (5) business days of such date, then Customer may without liability, immediately terminate this Service Order and receive a refund of any fees or charges paid to Level 3 prior to termination. Customer acknowledges that Level 3 intends to make the Space available to Customer in advance of the completion by Level 3 of construction of the private room that will be occupied by Customer, and that Level 3 anticipates that it will complete such construction within 60 days after the date for occupancy of the Space referenced above. During such period of time, Customer's equipment will not be separately secured from the facility occupied by Level 3, and Level 3 shall not be responsible for any damage to or loss of equipment which occurs notwithstanding Level 3's compliance with its procedures for access to the gateway facility."

7. SECTION 8 OF SERVICE ORDER. Subparagraph (b) of Section 8 of the Service Order is hereby amended to read as follows:

                  "(b) Customer has violated a material term hereof (including the Standard Terms and Conditions or any Service Order submitted thereunder)".

[INFORMATION ON THIS PAGE SUBJECT TO CONFIDENTIAL TREATMENT REQUEST]

8. SECTION 8 OF SERVICE ORDER. The last sentence of Section 8 of the Service Order is hereby deleted and replaced with the following:

                  "Except as may be required to conform to applicable law or to protect Level 3's gateway facility or the equipment located therein, Level 3 shall provide at least thirty (30) days prior written notice of its intent to terminate the Service Order under this section."

9. SECTION 12 OF SERVICE ORDER. The first sentence of Section 12 of the Service Order is hereby amended to read as follows:

         "The liability of Level 3 for damages arising out of the provision of the Space, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct or errors, or other defects, whether caused by acts of commission or omission, shall be limited to the balance of the monthly recurring charges for use of the Space for the remaining term of the use of the Space."

10. PRICING. The pricing for the Space (monthly recurring charges and nonrecurring charges) to be provided hereunder is set forth in Exhibit A, attached hereto and incorporated herein by this reference. In addition, the pricing for certain Level 3 network communications services (which will be ordered by Customer under a separate service order for private line services) is set forth in Exhibit A. The pricing for private line services set forth in Exhibit A shall be applicable for the first two (2) years after Customer's commencement of the use of the Space. Provided that Customer is then satisfying the Monthly Minimum Commitment set forth herein, Level 3 agrees to meet and negotiate in good faith reduced rates for the private line services to be delivered after such two (2) year period so that the prices to be paid by Customer for such services are consistent with the prices paid by other customers of Level 3 at such time under similar terms and conditions.

11. SITE PREPARATION. Level 3 shall be responsible for performing work necessary for the preparation of the Space. Prior to commencement of such site preparation, Level 3 shall provide Customer with an estimate of the costs of performing such site preparation. After completion of such work, Level 3 shall deliver an invoice to Customer and Customer shall be responsible for payment thereof. The amount invoiced for the performance of the site preparation shall (unless changes have been ordered by Customer) be reasonably consistent with the amount set forth in the estimate. Customer shall be responsible for the installation of equipment (a list of the equipment to be installed within the Space is attached hereto and labeled as the "Initial Configuration" and the "Final Configuration") within the Space. Customer shall, prior to commencement of such installation work, provide Level 3 with reasonably detailed plans, specifications and drawings for the equipment installation to be performed by Customer. Installation work shall not begin until after Level 3 provides written approval of such plans, specifications and drawings, such approval not to be unreasonably withheld, conditioned or delayed. Customer shall complete the installation in a timely fashion and in compliance with any approved plans, specifications and drawings.

         CUSTOMER ACCEPTANCE                       LEVEL 3 ACCEPTANCE

By: /s/ Daniel M. Wickersham             By:   /s/ Joseph J. De Petro
   -----------------------------------       ----------------------------------
Its:  President - Ch. Optg. Off.         Its: Vice President Wholesale Services
    ----------------------------------
Date: 13 November 1998                   Date:   13 November 1998
     ----------------------------------       ---------------------------------

                                    EXHIBIT A
                         PRICING FOR SPACE AND SERVICES

A.       Charges for Use of Space.

>> Monthly Recurring Charge: ["ECONOMIC TERMS OMITTED"] per square foot of Space (["ECONOMIC TERMS OMITTED"] per month for a 3,000 square foot Space in a gateway facility).

>> Power Charges: ["ECONOMIC TERMS OMITTED"] per month per amp at 48 volt (DC only).


B.       Charges for Delivery of Certain Network Communications Services.

----------------------------------------------------------------------- ---------------------------------------
                                           MONTHLY RECURRING                  NONRECURRING (INSTALLATION)
                                               CHARGE                                  CHARGE
----------------------------------------------------------------------- ---------------------------------------
       DS-3 Private Line Service      ["ECONOMIC TERMS OMITTED"] per      ["ECONOMIC TERMS OMITTED"]
                                                DS-0mile                          per DS-3

       OC-3 Private Line Service      ["ECONOMIC TERMS OMITTED"] per      ["ECONOMIC TERMS OMITTED"] per OC-3
                                                DS-0mile                          per OC-3

       DS-3 Access Service*           ["ECONOMIC TERMS OMITTED"] per      ["ECONOMIC TERMS OMITTED"] per DS-3
                                                DS-3

       Cross Connects                 ["ECONOMIC TERMS OMITTED"] per DS-3          None
                                                DS-3
                                            equivalent
----------------------------------------------------------------------- ---------------------------------------


*From the Level 3 gateway facility to a location within Level 3's "Standard Service Area" or "SSA."


Private Line Services must be ordered for a minimum term of one year. Mileage for DS-3 and OC-3 circuits is measured on a V&H ("air miles") basis. Pricing is applicable only to Private Line Services available on Level 3's owned or leased network. Orders for Private Line Service will be governed by the terms of Level 3's standard service order form, which shall be executed at the time Customer submits its first order for such Services.

Notwithstanding the foregoing pricing, the minimum Monthly Recurring Charge for any DS-3 circuit (other than an access circuit) shall be ["ECONOMIC TERMS OMITTED"] and the minimum Monthly Recurring Charge for any OC-3 circuit shall be ["ECONOMIC TERMS OMITTED"].

International private line services shall be priced on an individual case basis.

[INFORMATION ON THIS PAGE SUBJECT TO CONFIDENTIAL TREATMENT REQUEST]

                          STANDARD TERMS AND CONDITIONS
                      FOR DELIVERY OF PRODUCTS OR SERVICES

         These Standard Terms and Conditions for Delivery of Products or Services (the "Standard Terms and Conditions") shall be applicable to Service Orders executed by Level 3 Communications, LLC ("Level 3") and Customer, and these Standard Terms and Conditions shall be incorporated into each Service Order.

DEFINITIONS

Confidential Information: Licensed Software, and all source code, source documentation, inventions, know-how, and ideas, updates and any documentation and information related to the Licensed Software, and any non-public information regarding the business of the other party provided to either party by the other party where such information is marked or otherwise communicated as being "proprietary" or "confidential" or the like.

Customer: The person, firm or corporation which orders Service and is responsible for the payment of charges and compliance with these Standard Terms and Conditions.

End User: A person, firm or corporation which is designated by the Customer and approved by Level 3 as a user of Level 3's Service furnished to Customer hereunder.

Licensed Software: Computer software, in object code format only, the use of which is required for use of Products or Services ordered by Customer hereunder.

Premises: The space occupied by a Customer or End User in a building or buildings or contiguous property (except railroad rights of way, etc.) not separated by a highway.

Products: The equipment or materials to be sold, licensed or leased to Customer pursuant to a Service Order.

Service: Any communications service offered by Level 3 pursuant to a Service Order.

Service Order: The request for Level 3 Services submitted by the Customer in the format devised by Level 3. The submission of a Service Order by the Customer and acceptance thereof by Level 3 initiates the respective obligations of the parties as set forth therein and pursuant to these Standard Terms and Conditions.

Term Service Order: A Service Order between Level 3 and a Customer for the delivery of Services or Products for a stated minimum duration and/or containing a minimum level of consumption.

SECTION 1. SERVICE ORDERS

1.1 Submission of Service Orders Customer may submit to Level 3 Service Orders for the provision of Products and/or Services desired to be ordered by Customer.
Each Service Order shall be submitted on a form designated by Level 3. The Service Orders shall set forth the Services and Products ordered (and, if Products are ordered, whether such Products shall be sold to, leased by or licensed to Customer), the locations for delivery of same, the prices to be charged for same, any applicable term and/or minimum volume commitments and other terms and conditions as the parties may determine.

1.2 Undertaking of Level 3 Level 3 undertakes to furnish Services and Products in accordance with these Standard Terms and Conditions, and any Service Orders executed by Customer and Level 3. All title to equipment or materials used to deliver the Services (except such Products as are sold to Customer under a Service Order) shall be and remain with Level 3.

SECTION 2.  TERMINATION AND TERMINATION CHARGES

2.1 Cancellation of Service Order Prior to Initiation of Service Customer may cancel a Service Order prior to initiation of Service or prior to the delivery of Products, provided, however, that Customer may be responsible for the cancellation charges set forth in these Standard Terms and Conditions (or in any applicable Term Service Order).

2.2 Cancellation of Service Order After Initiation of Service Subject to cancellation charges referenced herein, Customer may have Service delivery discontinued upon thirty (30) days written notice to Level 3. Customer shall be liable for payment of all invoices for Services furnished until the effective date for cancellation.

2.3 Termination Liability In the event that Customer discontinues Service or Products prior to the end of an agreed term with respect to which a Term Service Order has been executed, or in the event that Level 3 terminates delivery of such Service or Products due to a failure by Customer to comply with the terms hereof (or of any Term Service Order), Customer shall pay a termination charge in an amount determined by Level 3. The termination charge shall be no greater than the sum of: (a) the monthly recurring charges or minimum monthly commitment made in the Service Order that would have been due through the end of the agreed term for the cancelled Service or Products, (b) a recapture of any nonrecurring charges that had been waived by Level 3 upon installation of the cancelled Service or Product, (c) a recapture of any discounts provided to Customer in connection with the ordering of the Service or Product, and (d) reimbursement for all expenses (including capital expenses) incurred by Level 3 in installing any facilities required to deliver the cancelled Services or Products.

SECTION 3.  BILLING AND PAYMENT

3.1 Payment and Rendering of Bills Level 3 shall bill all charges incurred by and credits due to Customer on a monthly basis (unless otherwise agreed by Level 3 and Customer). Customer may direct Level 3 to deliver bills in any of the following formats: 1) a paper format (which shall be the format for the billing in the event Customer does not direct Level 3 otherwise), 2) a paper format bill summary with a magnetic tape to provide the detailed information of the bill, 3) magnetic tape only, 4) computer disc, or 5) electronic transmission. Level 3 shall bill in advance charges for all Services and Products to be provided during the ensuing month except for charges which are dependent upon usage of Service or Products (which charges shall be billed in arrears). Adjustments for the quantities of Service or Products established or discontinued in any billing period will be prorated to the number of days based on a 30-day month. Level 3 will, upon request and if available, furnish such detailed information as may reasonably be required for verification of the bill.

3.2 Payment of Bills All bills are due thirty (30) days from the date of issuance of the bill. If any portion of the payment is received by Level 3 after the payment due date as set forth above, or if any portion of the payment is received by Level 3 in funds which are not immediately available to Level 3, then interest on the unpaid balance shall be due at a rate of 1.5% per month (0.049315% per day), or the highest rate allowed by law, whichever is less. Interest will be applied for the number of days from the payment due date to and including the date that Customer actually makes payment to Level 3.

3.3 Taxes and Fees Customer shall be responsible for payment of all sales, use, gross receipts, excise, access, bypass, franchise or other local, state and Federal taxes, fees, charges, or surcharges, however designated, imposed on or based upon the provision, sale or use of the Services or Products delivered by Level 3. Such taxes shall be separately stated on Customer's bill. Any state or local tax, fee, charge, or surcharge shall be payable only for Services or Products that are subject to such imposition.

3.4 Disputed Bills In the event that Customer disputes any portion of the charges contained in a bill, Customer must pay the undisputed portion of the invoice in full and submit a documented claim for the disputed amount. All claims must be submitted to Level 3 within 60 days of receipt of billing for those Services. If Customer does not submit a claim within such period and in the manner stated above, Customer waives all rights to dispute such charges. Unless disputed, the invoice shall be deemed to be correct and payable in full by Customer.

3.5 Deposits Level 3 may, in order to safeguard its interests, require any Customer to make a deposit as a condition to Level 3's acceptance of any Service Order submitted by Customer, which deposit shall be held by Level 3 as a guarantee of the payment of rates and charges. A deposit may not exceed the actual or estimated rates and charges for the Service or Product for a two month period. At such time as the provision of Service or Products to Customer are terminated, the amount of the deposit will be credited to Customer's account and any credit balance which may remain will be refunded. In case of a cash deposit, for the period the deposit is held by Level 3, simple annual interest will be applied to the deposit for the number of days from the date the deposit is received by Level 3 to and including the date such deposit is credited to Customer's account or the date the deposit is refunded by Level 3. Deposits held will accrue interest at the greater rate of 3% per annum or the rate mandated by applicable law.

3.6 Fraudulent Use of Services Customer shall be solely responsible for all charges incurred respecting the Services or Products, even if such charges were incurred through or as a result of fraudulent or unauthorized use of the Services or Products.

SECTION 4. CANCELLATION OF SERVICE ORDERS

4.1 Cancellation of Service Order by Level 3

A. For nonpayment: Level 3 may, upon three (3) days written notice to Customer, discontinue Service or the delivery of Products without incurring any liability when there is an unpaid balance for Service or Products that is overdue.

B. For returned checks: A Customer whose check or draft is returned unpaid for any reason shall be subject to discontinuance of Service or Products immediately and without advance written notice from Level 3.

C. For any violation of law or of any of the provisions governing the furnishing of Service or Products: Any Service Order shall be subject to cancellation, without notice, for any violation of any law, rule, regulation or policy of any government authority having jurisdiction over Service or Products, or for "spamming" in violation of Level 3's then-current policies, or by reason of any order or decision of a court or other government authority having jurisdiction which prohibits Level 3 from furnishing such Service or Product.

D. For other causes: A Customer shall be subject to discontinuance of Service or Products, without notice, in the event of a breach of a Service Order, suspected fraud or other unlawful use of the Service or Product, or fraud or misrepresentation in any submission of information required in a Service Order or any other information submitted to Level 3.

E. For any Customer filing of bankruptcy or reorganization or failing to discharge an involuntary petition therefor within the time permitted by law:
Level 3 may immediately discontinue or suspend delivery of Service or Products without incurring any liability.

4.2 Effect of Cancellation Upon Level 3's discontinuance of Service to Customer under any of the foregoing subparagraphs, Level 3 may, in addition to all other remedies that may be available to Level 3 at law or in equity or under any other provision of a Service Order, assess and collect from Customer a termination charge for the Services or Products which have been cancelled or discontinued (as set forth in Section 2.3 hereof).

4.3 Resumption of Service or Delivery of Products If Service or the delivery of a Product has been discontinued hereunder, and Customer requests that Service or the delivery of Products be restored, Level 3 shall have the sole and absolute discretion to restore such Services or Products only after satisfaction of such conditions as Level 3 determines to be required for its protection. Nonrecurring charges apply to restored Services or Products.

SECTION 5.  DELIVERY OF SERVICES

5.1 Level 3 Service Obligation All Service along the facilities between the point identified as Level 3's origination point and the point identified as Level 3's termination point will be furnished by Level 3, its agents or contractors.

5.2 Level 3 Access to Premises Customer shall allow Level 3 continuous and reasonable access and right-of-way to the Premises to the extent reasonably determined by Level 3 to be appropriate to the provision of Services or Products, or the maintenance of equipment, facilities and systems relating to the Services or Products. Level 3 shall notify Customer 2 business days in advance of any regularly scheduled maintenance that will require access to the Premises.

5.3 Service Commencement Dates Level 3 may undertake in any Service Order to use reasonable efforts to make Services or Products available to a Customer on or before a particular date, subject to the provisions of and compliance by Customer with these Standard Terms and Conditions. Level 3 does not guarantee availability by any such date and shall not be liable for any delays in commencing Service or delivering Products to any Customer.

5.4 Level 3 Facilities Level 3 undertakes to use reasonable efforts to maintain only the facilities and equipment required to deliver Services and Products to Customer. Customers and End Users may not, nor may they permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the facilities or equipment installed by Level 3, except upon the written consent of Level 3. Equipment provided or installed at the Premises by Level 3 for use in connection with the Services shall not be used for any purpose other than that for which Level 3 provided it. In the event that a Customer, End User or third party attempts to operate or maintain any Level 3-owned equipment without first obtaining Level 3's written approval, in addition to any other remedies of Level 3 for a breach by Customer of Customer's obligations hereunder, Customer shall pay Level 3 for any damage to Level 3-owned equipment caused thereby. Level 3 shall, in the event that such damages are incurred, deliver to Customer a written invoice therefor. In no event shall Level 3 be liable to Customer or any other person for interruption of Service or for any other loss, cost or damage caused or related to improper use or maintenance of Level 3-owned equipment.

5.5 Title and Power Title to all facilities (except such equipment and/or facilities as are sold to a Customer), including terminal equipment, shall remain with Level 3. The electric power consumed by such equipment on the Premises of Customer shall be provided by and maintained at the expense of Customer.

5.6 Customer Provided Equipment Level 3 shall not be responsible for the operation or maintenance of any Customer provided communications equipment. Customer shall be responsible for maintaining equipment required to provide answer supervision in accordance with Subpart D of Part 68 of the Federal Communications Commissions' Rules and Regulations. Level 3 may install certain Customer provided communications equipment upon installation of Service; unless otherwise agreed by Level 3 in writing, Level 3 shall not thereafter be responsible for the operation or maintenance of such equipment. Level 3 shall not be responsible for:

A. The transmission of signals by Customer provided equipment or for the quality of, or defects in, such transmission; or

B. The reception of signals by Customer provided equipment.

5.7 Service Charges Customer shall be responsible for the payment of service charges for visits by

Level 3's agents or employees to the Premises when the Service difficulty or trouble report results from the use of equipment or facilities by Customer or End Users.

5.8 Removal of Equipment Customer agrees to allow Level 3 to remove all Level 3-owned equipment from the Premises:

A. after termination, interruption or suspension of the Service Order in connection with which the equipment was used; and

B. for repair, replacement or otherwise as Level 3 may determine is necessary or desirable.
At the time of such removal, such equipment shall be in the same condition as when delivered to Customer or installed in Customer's premises, normal wear and tear only excepted. Customer shall reimburse Level 3 for the replacement cost of any equipment which is not in the same condition as when delivered to Customer.

5.9 Services and Products Subject to Availability The furnishing of Service and Products under these Standard Terms and Conditions is subject to the availability on a continuing basis of all the necessary facilities and is limited to the capacity of Level 3's facilities, as well as facilities Level 3 may obtain from other carriers to furnish Service and/or Products from time to time as required at the sole discretion of Level 3. Nothing in these Standard Terms and Conditions shall be construed to obligate Customer to submit, or Level 3 to accept, Service Orders.

5.10 No Liability for Failure to Transmit Messages Level 3 does not undertake to transmit messages, but offers the use of its Service and Products when available, and, as more fully set forth elsewhere in these Standard Terms and Conditions and any applicable Service Orders, shall not be liable for errors in transmission or for failure to establish connections.

SECTION 6.  OBLIGATIONS AND LIABILITY LIMITATION

6.1 Obligations of the Customer Customer shall be responsible for:

A. The payment of all charges applicable to the Products and Services (including charges incurred as a result of fraud or unauthorized use of the Products or Services).

B. Damage or loss of Level 3's facilities or equipment caused by the acts or omissions of Customer or End User or the non-compliance by Customer or End User with the provisions of these Standard Terms and Conditions; or by fire or theft or other casualty on the premises of Customer or End User (unless caused by the negligence or willful misconduct of the employees or agents of Level 3);

C. Providing the level of power, heating and air conditioning necessary to maintain the proper environment on the Premises;

D. Providing a safe place to work and complying with all laws and regulations regarding the working conditions on the Premises.

E. Making Level 3 facilities and equipment available periodically for maintenance purposes at a time agreeable to Level 3 and Customer.

F. Keeping Level 3's equipment and facilities located on Premises free and clear of any liens or encumbrances.

6.2 Liability of Level 3 The liability of Level 3 for damages arising out of the furnishing of Services or Products, including but not limited to mistakes, omissions, interruptions, delays, tortious conduct or errors, or other defects, representations, use of Services or Products or arising out of the failure to furnish Services or Products, whether caused by acts of commission or omission, shall be limited to the extension of credit allowances or refunds of sums paid under each applicable Service Order. The extension of such credit allowances or refunds shall be the sole remedy of Customer or any End User and the sole liability of Level 3. Level 3 shall in no event be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including but not limited to damages for lost profits or lost revenues) a Customer may suffer, whether or not caused by the intentional acts or omissions or negligence of Level 3's employees or agents, and regardless of whether Level 3 has been informed of the possibility or likelihood of such damages.

6.3 Disclaimer of Warranties LEVEL 3 MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN.

SECTION 7.  SOFTWARE TERMS

7.1 License If and to the extent that Customer requires the use of Licensed Software in order to use the Services or Products supplied under any Service Order, then Customer shall have a nonexclusive, nontransferable license to use such Licensed Software only and solely to the extent required to permit delivery of the Services or use of the Products. Customer shall in no event be entitled to claim title to or any ownership interest in any Licensed Software (or any derivations or improvements thereto), and Customer shall execute any documentation reasonably required by Level 3 to memorialize Level 3's existing and continued ownership of Licensed Software.

7.2 Restrictions Customer agrees that it shall not:

A. copy the Licensed Software except as allowed and permitted by the express written consent of Level 3;

B. reverse engineer, decompile or disassemble the Licensed Software;

C. sell, lease, license or sublicense the Licensed Software; or

D. create, write or develop any derivative software or any other software program based on the

Licensed Software or any Confidential Information of Level 3.

SECTION 8.  CONFIDENTIAL INFORMATION

8.1 Disclosure and Use The Confidential Information disclosed by either party constitutes the confidential and proprietary information of the disclosing party and that the receiving party shall retain in strict confidence and not disclose to any third party (except as authorized by these Standard Terms and Conditions) without the disclosing party's express written consent to any and all such information. Each party agrees to treat all proprietary information of the other in the same manner as it treats its own proprietary information, but in no case will the degree of care be less than reasonable care.

8.2 Restricted Use. Each party agrees: (A) to use Confidential Information only for the purposes of these Standard Terms and Conditions or as otherwise expressly permitted by these Standard Terms and Conditions; (B) not to make copies of this Confidential Information or any part thereof except for purposes of these Standard Terms and Conditions or as otherwise expressly permitted by these Standard Terms and Conditions; and (C) to reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices (whether of disclosing party or a third party) as are contained in or on the original or as the disclosing party may otherwise reasonably request.

8.3 Exceptions. Notwithstanding the foregoing, each party's confidentiality obligations hereunder shall not apply to information which: (a) is already known to the receiving party; (b) becomes publicly available without fault of the receiving party; (c) is rightfully obtained by the receiving party from a third party without restriction as to disclosure, or is approved for release by written authorization of the disclosing party; (d) is shown by written record to be developed independently by either party without use of the other party's Confidential Information; (e) is shown by written record to have been known or available to either party without restriction as to disclosure at the time of either party's receipt of such information; or (f) is required to be disclosed by law.

8.4 Remedies. The parties agree that, notwithstanding any other section of these Standard Terms and Conditions, the non-breaching party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief. Nothing stated herein shall be construed to limit any other remedies available to the parties.

8.5 Survival. The obligations of confidentiality and limitation of use shall survive the termination of these Standard Terms and Conditions.

SECTION 9.  GENERAL TERMS

9.1 Force Majeure Level 3 shall not be liable for, nor shall any credit allowance be extended for, any failure of performance or equipment due to causes beyond its control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of the United States Government, or of any other government, including state and local governments having or claiming jurisdiction over Level 3, or of any department, agency commission, bureau, corporation, or other instrumentality of any one or more of these federal, state, or local governments, or any civil or military authority, national emergencies, insurrections, riots, wars, unavailability of rights-of-way or materials, or strikes, lock-outs, work stoppages, or other labor difficulties.

9.2 Assignment or Transfer Customer may not transfer or assign the use of Services or Products without the express prior written consent of Level 3, and then only when such transfer or assignment can be accomplished without interruption of the use or location of Service or Products. These Standard Terms and Conditions shall apply to all such permitted transferees or assignees. Customer shall, unless otherwise expressly agreed by Level 3 in writing, remain liable for the payment of all charges due under each Service Order.

9.3 Notices Any notice Level 3 may give to a Customer shall be deemed properly given when delivered, if delivered in person, or when sent via facsimile, overnight courier, electronic mail or when deposited with the U.S. Postal Service, to the address listed on each Service Order. Customer shall notify Level 3 of any changes to the Customer information contained herein.

9.4 Indemnification Customer shall indemnify, defend and hold Level 3 harmless from claims, loss, damage, expense (including attorney's fees and court costs), or liability (including liability for patent infringement) arising from (1) any claims made against Level 3 by any End User in connection with the delivery or consumption of Services or Products, (2) use of facilities furnished by Level 3 in a manner inconsistent with the terms hereof or in a manner that Level 3 did not contemplate and over which Level 3 exercises no control and (3) all other claims, loss, damage, expense (including attorneys fees and court costs), or liability arising out of any commission or omission by Customer and End User in connection with the Services or Products.

9.5 Application of Tariffs Level 3 may elect or be required by law to file with the appropriate regulatory agency tariffs respecting the delivery of certain Services or Products. In the event and to the extent that such tariffs have been or are filed respecting Services or Products ordered by Customer, then the terms set forth in the applicable tariff shall govern Level 3's delivery of, and Customer's consumption or use of, such Services or Products.

9.6 Contents of Communications Level 3 shall have no liability or responsibility for the content of any communications transmitted via the Services or Products by Customer or any End User, and Customer shall hold Level 3 harmless from any and all claims (including claims by governmental entities seeking to impose penal sanctions) related to such content.

9.7 Entire Understanding These Standard Terms and Conditions, including any Service Orders executed hereunder (and any tariff applicable to the delivery of Services or Products), constitutes the entire understanding of the parties related to the subject matter hereof. These Standard Terms and Conditions may be amended by Level 3 at any time, and Customer agrees to be bound by the amended Standard Terms and Conditions from and after the effective date of such amendment.

 ADDENDUM TO STANDARD TERMS AND CONDITIONS FOR DELIVERY OF PRODUCTS OR SERVICES

         This Addendum to Standard Terms and Conditions for Delivery or Products or Services (the "Addendum") modifies the Standard Terms and Conditions for Delivery or Products or Services (the "Standard Terms and Conditions") between WorldPort Communications, Inc. ("Customer") and Level 3 Communications, LLC ("Level 3") dated _November 13________________________, 1998 ("Effective Date").
Capitalized terms used but not defined herein shall have the meanings set forth in the Standard Terms and Conditions. The terms and conditions contained in this Addendum modify the terms and conditions set forth in the Standard Terms and Conditions in the following respects:

1. The words "and approved by Level 3" are hereby deleted from the definition of "End User."

2. Section 2.3 of the Standard Terms and Conditions is hereby deleted and replaced with the following:

         "2.3 Termination Liability In the event that Customer, without cause, discontinues or terminates a Service Order prior to the end of its term, Customer shall pay a termination charge equal to the recurring charges for that Service Order for the period remaining in the term of the Service Order."

3. A new Section 2.4 shall be added to the Standard Terms and Conditions as follows:

         "2.4 Termination or Cancellation by Customer for Cause Customer may terminate or cancel a Service Order without liability upon thirty (30) days prior written notice to Level 3 in the event Level 3:

         (a) fails to maintain or provide environmental conditions or security (consistent with industry standards) in the Space; or
         (b) breaches a material provision of this Standard Terms and Conditions or the Service Order to which it applies; or
         (c) fails to make or the Space available within the time specified in Section 3 of the Addendum to Co-Location Service Order; or;
         (d) violates any law, rule, regulation, order or policy of any government authority having jurisdiction over its provision of the Space; or
         (e) provides fraudulent or misrepresentative information in connection herewith.

         In addition, notwithstanding the provisions of any Service Order for Private Line Services, in the event that and only after Level 3's leased and owned network facilities are 100% SONET protected, Customer shall have the right to terminate a circuit or circuits without penalty by delivery of written notice to Level 3 if (other than as caused by scheduled maintenance or a force majeure event (including cable cuts) as specified in Section 9.1 of the Standard Terms and Conditions) either: (i) there are more than two (2) outages on such circuit in each of two (2) consecutive calendar months, or (ii) circuit availability falls below 99.8% (on a circuit by circuit basis) during any two (2) consecutive calendar months.

         In the event Customer terminates or cancels a Service Order under this section, the Monthly Minimum Commitment shall be reduced on a pro-rata basis.


4.       Section 4.1 shall be amended by adding the following:

         "Level 3 may terminate the Service within thirty (30) days prior written notice (or such shorter period of time as may be required to comply with law or to protect the security of Level 3's facilities or the equipment located therein) upon the occurrence of any of the following:"

5. Section 4.1(A) is amended by deleting the words "upon three (3) days prior written notice to Customer".

6. Section 4.1 C. shall be amended by deleting the phrase "or for "spamming" in violation of Level 3's then-current policies".

7.        The last sentence of Section 5.3 is hereby amended to read as follows:
"Other than as set forth in the Addendum to Co-Location Service Order Form, Level 3 does not guaranty availability by any such date and shall not be liable for any delays in commencing Service or delivering Products to any Customer. However, if Level 3 does not deliver Service or Products by the target delivery date as communicated to Customer by Level 3 upon Level 3's acceptance of the Service Order, the Monthly Minimum Commitment shall be reduced by the charge for that circuit for the duration of the delay of availability."

8. Section 5.4 of the Standard Terms and Conditions are hereby amended by substituting the following for the first sentence:

         "Level 3 will maintain the facilities and equipment required to deliver the Services, Products or use of the Space in good working order and consistent with industry standards."

9. Section 5.9 is amended by deleting the first sentence and adding the following to the end of the Section:

         "However, if Level 3 rejects Service Orders for Private Line Services which could be delivered over Level 3's network more than two (2) times in any three (3) month period, then the Monthly Minimum Commitment shall be reduced by an amount equal to the charges for the Service Order rejected."

10. Section 9.2 of the Standard Terms and Conditions is hereby deleted and replaced with the following:

         "Customer may not transfer or assign the use of the Space without the express prior written consent of Level 3 (which consent shall not be unreasonably withheld). These Standard Terms and Conditions shall apply to all such permitted transferees or assignees. Customer shall remain liable for the payment of all charges due under each Service Order unless Level 3 has consented in writing to the assignment of such Service Order."

9.       The last sentence of Section 9.7 is hereby deleted.

10. PUBLICITY. Neither party shall, without the prior written consent of the other party, issue any press release with respect to this Agreement, or use the name, tradename, servicemark, or trademark of the other, or disclose the existence or terms of this Agreement in any promotional or advertising material without the prior written consent of the other.


CUSTOMER ACCEPTANCE                                  LEVEL 3 ACCEPTANCE

By: /s/ Daniel M. Wickersham            By: /s/ Joseph J. De Petro
   --------------------------------         ----------------------------------
Its: President - Ch. Optg. Off.         Its: Vice President Wholesale Services
     ------------------------------         ----------------------------------
Date: 13 November 1998                  Date: 13 November 1998
     ------------------------------          ----------------------------------